Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Peabody Energy Corporation 2011 Long-Term Equity Incentive Plan of our reports dated February 28, 2011, with respect to the consolidated financial statements and schedule of Peabody Energy Corporation and the effectiveness of internal control over financial reporting of Peabody Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
St. Louis, Missouri
August 5, 2011